AMENDED

BY-LAWS

OF

VIBRATION MOUNTINGS AND CONTROLS, INC.

OFFICES.

1. The principal office of the corporation shall be in the City of ________ New York, ________, County of Queens, State of New York.

2. The corporation may also have offices at such other places as the board of directors also have offices at such other places as the board of directors may from time to time determine or the business of the corporation may require.

MEETINGS OF STOCKHOLDERS.

3. All meetings of the stockholders shall be held at the principal office of the corporation or at such place within the State of New York as the board of directors shall authorize.

4. The annual meeting of the stockholders of the corporation, shall be held on the ______ day of ______ in each year if not a legal holiday, and , if a legal holiday, then on the next business day following at the same hour, when they shall elect a board of directors and transact such other business as may properly come before the meeting.

5. Written notice of every meeting of stockholders, stating the purpose or purposes for which the meeting is called, the time when and the place within the State of New York where it is to be held, shall be served, either personally or by mail, upon each stockholder entitled to vote at such meeting and upon each stockholder of record who, by reason of any action proposed at such meeting, would be entitled to have his stock appraised if such action were taken, not less than ten nor more than forty days before the meeting. If mailed, such notice shall be directed to a stockholder at his address as it shall appear on the books of the corporation unless he shall have filed with the secretary of the corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. Notice of all meetings may be waived by any stockholder by written waiver or by personal attendance thereat.

6. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by resolution of the board of directors or by the president, and shall be called by the president or secretary at the request in writing of a majority of the board of directors or at the request in writing by stockholders owning a majority in amount of the capital stock of the corporation issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting. The president may, in his discretion, call a special meeting of stockholders upon ten days’ notice.

7. Business transacted at all special meetings shall be confined to the purposes stated in the notice of meeting.

8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation or by these by-laws.

9. If a quorum shall not be present or represented, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting and originally notified.

10. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation or of these by-laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

11. Each stockholder of record having the right to vote shall be entitled at every meeting of the stockholders of the corporation to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the corporation, and such votes may be cast either in person or by written proxy.

12. Every proxy must be executed in writing by the stockholder or by his duly authorized attorney. No proxy shall be valid after the expiration of eleven months from the date of its execution unless it shall have specified therein its duration. Every proxy shall be revocable at the pleasure of the person executing it or of his personal representatives or assigns.

DIRECTORS.

13. The board of directors shall consist of three directors, who must be stockholders of the corporation, all of whom shall be of full age and at least one of whom shall be a citizen of the United States and a resident of the State of New York. They shall be elected at the annual meeting of the stockholders and each director shall be elected to serve for one year and until his successor shall be elected and shall qualify.

14. If the office of any director or directors becomes vacant for any reason, the directors in office may choose a successor or successors who shall hold office for the unexpired term in respect to which such vacancy occurred or until the next election of directors, or any vacancy occurred or until the next election of directors, or any vacancy may be filled by the stockholders at any meeting thereof. Any director may be removed either with or without cause, at any time, by vote of the stockholders at any meeting called for the purpose.

15. The business of this corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD.

16. The directors may hold their meetings at the office of the corporation, or at such other places, either within or without the State of New York, as they may from time to time determine.

17. Regular meetings of the board may be held without notice at such time and place as shall from time to time be determined by resolution of the board.

18. Special meetings of the board may be called by the president on five days notice to each director either personally or by mail or by wire; special meetings shall be called by the president or secretary in a like manner on the written request of two directors. Notice of meeting may be waived by any director by written waiver or by personal attendance thereat.

19. At any meeting at which every member of the board of directors shall be present, though held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

20. At all meetings of the board the presence of a majority of the entire number of directors shall be necessary to constitute a quorum and sufficient for the transaction of business.

21. Any act of a majority present at a meeting, at which there is a quorum, shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or by these by-laws.

22. If a quorum shall not be present at any meeting of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

WAIVER OF NOTICE.

23. Whenever by statute, the provisions of the certificate of incorporation or these by-laws of the stockholders or the board of directors are authorized to take any action after notice, such notice may be waived, in writing, before or after the holding of the meeting, by the person or persons entitled to such notice, or, in the case of a stockholder, by his attorney thereunto authorized.

24. The officers of the corporation shall be a president, a vice-president, a secretary and a treasurer. Any officer may hold more than one office.

25. The directors, immediately after each annual meeting of stockholders, shall elect form their number a president and shall also choose a vice-president, a secretary and a treasurer who need not be members of the board.

26. The board may appoint such other officers, agents and employees as it shall deem necessary who shall have such authority and shall perform such duties as from time to time shall be prescribed by the board.

27. The salaries of all officers of the corporation shall be fixed by the board of directors.

28. The officers of the corporation shall hold office for one year and until their successors are chosen and qualify in their stead. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the board of directors.

THE PRESIDENT.

29. The president shall be the executive officer of the corporation; he shall preside at all meetings of the stockholders and directors; he shall have the management of the business of the corporation and shall see that all orders and resolutions of the board are carried into effect.

VICE-PRESIDENT.

30. The vice-president in the absence or disability of the president shall perform the duties and exercise the powers of the president and shall perform such other duties as the board of directors shall prescribe.

THE SECRETARY.

31. The secretary shall attend all sessions of the board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall give or cause to be given notice of all meetings of stockholders and special meetings of the board of directors and shall perform such other duties as may be prescribed by the board of directors. He shall keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the board of directors.

THE TREASURER.

32. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate amounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the president and directors at the regular meetings of the board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

33. He shall, if required by the board, give the corporation a bond in such sum or sums and with such surety or sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the corporation in case of his death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in his possession, or under his control belonging to the corporation.

INDEMNIFICATION.

34. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suite or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding, to the fullest extent and in the manner set forth in and permitted by the Business Corporation Law of the State of New York, as from time to time in effect and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any rights to which such director, officer, employee or agent may be entitled apart from the foregoing provisions and shall constitute as to any such person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of each such person.

The foregoing provisions of this Article shall be deemed to be a contract between the corporation and each director, officer, employee or agent who serves in such capacity at any time while this Article, and the relevant provisions of the Business Corporation Law of the State of New York and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

CERTIFICATES OF STOCK.

35. The certificates of stock of the corporation shall be numbered and entered in the books of the corporation as they are issued. They shall exhibit the holder’s name and the number of shares and shall be signed by the president or a vice-president and the treasurer or the secretary and shall bear the corporate seal.

LOST CERTIFICATES.

36. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such claim and with such surety or sureties as it may direct, as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

TRANSFERS OF STOCK.

37. Upon surrender to the corporation or the transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer of stock shall be entered on the stock book of the corporation which shall be kept at its principal office. No transfer of stock shall be made within ten days next preceding the annual meeting of stockholders.

38. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of New York.

DIVIDENDS.

39. Dividends upon the capital stock of the corporation, subject to any provisions of the certificate of incorporation relating thereto may be declared by the board of directors at any regular or special meeting, pursuant to law.

40. Before payment of any dividend, there may be set aside out of the net profits of the corporation available for dividends such sum or sums as the directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

SEAL.

41. The seal of the corporation shall be as follows: the name of the corporation, the year of its organization and the words “Corporate Seal, New York.” The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

CHECKS.

42. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR.

The fiscal year shall begin the first day of each year.

AMENDMENTS.

43. These by-laws may be amended, altered or added to by the vote of the Board of Directors of this corporation at any regular meeting of said Board, or at a special meeting of Directors called for that purpose provided a quorum of the Directors as provided by law and by the Certificate of Incorporation, are present at such regular or special meeting. These by-laws, and any amendments thereto and new by-laws added by the directors may be amended, altered or replaced by the stockholders at any annual or special meeting of the stockholders.

ACTION BY WRITTEN CONSENT

OF THE SOLE STOCKHOLDER OF

AEROFLEX BLOOMINGDALE, INC.

Pursuant to Section 615 of the New York General Business Law, the undersigned, being the sole stockholder of Aeroflex Bloomingdale, Inc., a New York corporation (the “Company”), acting by written consent in lieu of a special meeting, does hereby make the following recitals and adopt the following resolutions:

Approval and Adoption of Amended Bylaws

WHEREAS, the Board desires to amend the Bylaws of the Corporation as set forth in Exhibit A attached hereto.

NOW, THEREFORE, BE IT:

RESOLVED, the amendment to the Bylaws of the Corporation set forth in Exhibit A attached hereto, be, and hereby is, approved and adopted.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned being the sole stockholder of the Company, has executed this written consent as of the 15th day of August, 2007.

AEROFLEX INCORPORATED

By:	/s/ John Buyko
Name: John Buyko
Title: EVP, President AMS

EXHIBIT A

AMENDMENT TO THE BYLAWS OF AEROFLEX BLOOMINGDALE, INC.

EFFECTIVE AS OF AUGUST 15, 2007

1. Section 13 of the Bylaws is hereby amended to read in its entirety as follows:

“13. The board of directors shall consist of one or more members; the exact number of directors which shall constitute the whole board of directors shall be fixed from time to time by resolution adopted by the majority of the whole board of directors. Until the number of directors has been so fixed by the board of directors, the number of directors constituting the whole board of directors shall be five. Directors need not be stockholders of the Company. Each director shall be elected at the annual meeting of stockholders and each director shall be elected to serve for a one year term and until his successor shall be elected and shall qualify.”

2. The title of the Bylaws is hereby amended to delete “Vibration Mountings and Controls, Inc.” and replace it with “Aeroflex Bloomingdale, Inc.”

3. Except to the extent expressly amended by this Amendment, the Bylaws shall remain in full force and effect.